EXHIBIT 23

Deloitte & Touche LLP 555 Seventeenth Street Suite 3600 Denver, CO 80202 USA Tel: (303) 292-5400 Fax: (303) 312-4000 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement no. 333-59290 of UAP Holding Corp. on Form S-8 of our report dated June 23, 2006, appearing in the Annual Report on Form 11-K of UAP Retirement Income Savings Plan for the year ended December 31, 2005.

June 23, 2006

Member of
Deloitte Touche Tohmatsu